Exhibit 4.1


                                                          Strictly Confidential
                                                       Private Circulation only




                                  ICICI Bank

                             EMPLOYEES STOCK OPTION
                                 SCHEME - 2000


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                    (As amended up to September 20, 2004)
                                  ICICI Bank
                ICICI BANK EMPLOYEES STOCK OPTION SCHEME - 2000


Section I: Short title, extent and commencement

     1.   This Scheme may be called ICICI Bank Employees Stock Option Scheme -
          2000.

     2.   It applies only to Eligible Employees.

Section II: Objectives

     The objectives of the Scheme are:

     a)   to enhance employee motivation;

     b) to enable employees to participate in the long term growth and financial success of the Bank; and

     c) to act as a retention mechanism, by enabling employee participation in the business as an active stakeholder to usher in an 'owner-manager' culture.

Section III: Definitions

     1. As used in this Scheme, the following terms shall have the meanings set forth below:

          a. "Award Confirmation" means a written communication by the Bank to a Participant, evidencing grant of Options.

          b.   "Cause" means (i) act of willful or gross misconduct or neglect
               (ii) the commission of felony, fraud, misappropriation, embezzlement, breach of trust or an offence involving moral turpitude, (iii) gross or willful insubordination or (iv) any other act detrimental to the interest of the Bank.

          c. "Committee" means a committee of the Board of Directors of the Bank consisting of a majority of Independent Directors as the Board of Directors of the Bank may constitute from time to time to administer the Scheme.

          d. "Bank" means ICICI Bank Limited (ICICI Bank) and its successors or its Subsidiary or Holding Company, as the context may require or admit.


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          e.   "Eligible Employee" means permanent employee or a director of the Bank or of a Subsidiary or a Holding Company.

          f. "Exercise Period" means the period commencing from the date of vesting of Options and ending on the later of (i) the tenth anniversary of the date of grant of Options or (ii) the fifth anniversary of the date of vesting of Options.

          g. "Exercise Price" means the price payable by the Participant for exercising the Options granted to him.

          h. "Holding Company" means a holding company of ICICI Bank, hereafter existing, within the meaning of Section 4 of the Companies Act, 1956.

          i. "Independent Director" means a director of the Bank, not being a whole time director of the Bank.

          j. "Option" means a right but not an obligation granted to a Participant to apply for a specified number of Shares at a pre-determined price during the Exercise Period subject to the conditions of the Scheme.

          k. "Participant" means an Eligible Employee selected by the Committee and to whom an Option is granted, or the Successors of the Participant, as the context so requires.

          l. "Person" means an individual, company, partnership, association, trust, unincorporated organisation, government or political subdivision thereof or any other entity.

          m.   "Scheme" means this Scheme.

          n. "Shares" mean the equity shares of the Bank or such other securities, as may be designated by the Committee from time to time.

          o. "Subsidiary" means a subsidiary company of ICICI Bank, whether now or hereafter existing, within the meaning of Section 4 of the Companies Act, 1956.

          p. "Successors" of a Participant means the legal heirs and/or legal representatives of a deceased Participant.

          q. "Vesting Confirmation" means a written communication by the Bank to a Participant, evidencing vesting of Options.

          r. "Vesting Criteria" means criteria as may be stipulated by the Committee for vesting of Options.

          s. "Vesting Period" means the period during which the vesting of the Options granted to a Participant can take place.


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     2.   In the Scheme, unless the contrary intention appears:

          (a) a reference to "law" includes the constitution, any statute, law rule, regulation, ordinance, judgement, order, decree, authorisation, or any published directive, guideline, requirement or governmental restriction having the force of law, or any determination by, or interpretation of any of the foregoing by, any judicial authority or administrative authority, whether in effect as of the date of the Scheme or thereafter and each as amended from time to time;

          (b) reference to a gender shall include references to the female, male and neuter genders; and

          (c)  the singular includes the plural (and vice versa).

     3. Words and expressions unless defined herein shall have the same meaning as have been assigned to them under the Companies Act, 1956 or the Securities and Exchange Board of India Act, 1992.

Section IV: Shares subject to the Scheme

     1. 1The maximum number of Options granted to any Eligible Employee in a financial year shall not exceed 0.05% of the issued equity shares of the Bank at the time of grant of Options and the aggregate of all such Options granted to the Eligible Employees shall not exceed five per cent of the aggregate of the number of issued equity shares of the Bank, from time to time, on the date(s) of grant of Option(s).

---------
1 Effective May 3, 2002 the date upon which the Scheme of Amalgamation of ICICI Limited, ICICI Capital Services Limited and ICICI Personal Financial Services Limited with ICICI Bank Limited came into effect, Section IV Part I of the Employee Stock Option Scheme had been amended as under:
in place of the words `The maximum number of Options granted to any Eligible Employee in a financial year shall not exceed 0.05% of the issued equity shares of the Bank at the time of grant of the Options and the aggregate of all such options granted to the Eligible Employees shall not exceed five per cent of the aggregate number of issued equity shares of the Bank as on March 31, 2000' the words `The maximum number of Options granted to any Eligible Employee in a financial year shall not exceed 0.05% of the issued equity shares of the Bank at the time of grant of the Options and the aggregate of all such options granted to the Eligible Employees shall not exceed five per cent of the aggregate number of the issued equity shares of the Bank after coming into effect of the amalgamation of ICICI Limited, ICICI Capital Services Limited and ICICI Personal Financial Services Limited with ICICI Bank Limited and the issuance of equity shares by the Bank pursuant to the aforesaid amalgamation' had been replaced.

Further, Section IV Part I is amended with the approval of the Members at their Tenth Annual General Meeting held on September 20, 2004 as under: The maximum number of Options granted to any Eligible Employee in a financial year shall not exceed 0.05% of the issued equity shares of the Bank at the time of grant of Options and the aggregate of all such Options granted to the Eligible Employees shall not exceed five per cent of the aggregate of the number of issued equity shares of the Bank, from time to time, on the date(s) of grant of Option(s).


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     2.   The Options granted but not vested and the Options vested but not exercised in accordance with the Scheme or the Award Confirmation or the Vesting Confirmation shall terminate and the Shares covered by such terminated Options shall become available for future grant under the Scheme.

Section V: Administration of the Scheme

     1. The Scheme shall be administered by the Committee. A member of the Committee to whom the matter under the Scheme specifically relates shall not vote on such matter.

     2. Unless otherwise expressly provided in the Scheme or applicable law, all decisions, determinations and interpretations with respect to, connected with, arising out of or in relation to the Scheme or Award Confirmation or Vesting Confirmation shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons including the Bank, any Participants, shareholders and any employees.

     3. Unless otherwise expressly provided in the Scheme or applicable law, the Scheme shall also be applicable to employees and Directors of the Subsidiaries and Holding Company.

Section VI: Powers of the Committee

     1. Subject to the provisions of the Scheme and applicable law and in addition to the other express powers and authorisations conferred by the Scheme, the Committee shall have full power and authority to:

          a. determine, from time to time, eligibility of employees to participate in the Scheme;

          b.   determine the number of Shares subject to each Option;

          c. determine the minimum and maximum number of Options to be granted under the Scheme per Participant and in aggregate;

          d.   prescribe the Vesting Period and Vesting Criteria;

          e. prescribe the conditions under which the Options vested in the Participant may lapse (including in case of termination);

          f. prescribe the Exercise Period within which the Participant should exercise the vested Options in the event of termination or resignation of the Participant;


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          g.   prescribe whether the Options vested in a Participant are
               exercisable at one time or at various points of time within the Exercise Period;

          h. prescribe the conditions and procedure for the grant, vest and exercise of Options by Participants including Participants who are on long leave, training or otherwise indisposed;

          i. prescribe, if deemed appropriate and necessary, the procedure for cashless exercise of Options;

          j. establish, amend, suspend or waive such rules and regulations as it shall deem appropriate for the proper administration of the Scheme;

          k. Interpret any matter with respect to, connected with, arising out of or in relation to the Scheme, the Award Confirmation and the Vesting Confirmation;

          l. Appoint such agents as it shall deem necessary for the proper administration of the Scheme;

          m. determines or impose other conditions to the grant or exercise of Options under the Scheme as it may deem appropriate;

          n. make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Scheme;

          o. frame suitable policies and systems to ensure that there is no violation of:

               i. Securities and Exchange Board of India (Insider Trading) Regulations, 1992; and

               ii. Securities and Exchange Board of India (Prohibition of Fraudulent and Unfair Trade Practices relating to the Securities Market) Regulations, 1995;

               by any employee.

Section VII: Eligibility for grant of Options

     1. The Committee shall have the sole authority to designate any Eligible Employee as Participant.

     2. In determining the Eligible Employee to receive an Option as well as in determining the number of Options to be granted to a Participant, the Committee may consider the position and responsibilities of the Eligible Employee, the nature and value to the Bank of the Eligible Employee's services and accomplishments whether direct or indirect, length of service, grade, performance,


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          merit, present and potential contribution and conduct of the Eligible
          Employee and such other factors as the Committee may deem relevant.

Section VIII: Vesting of Option

     1. 2The Options granted to the Participant may vest at one time or at various points of time as stipulated in the Award Confirmation. Provided, however, there shall be a minimum period of one year between the grant of Options and vesting of Options. Unless earlier vested, expired, forfeited or otherwise terminated, each Option shall expire in its entirety by such period as stipulated in the Award Confirmation or the fourth anniversary of the date of grant of Option, whichever is earlier, or such further or other period as the Committee may determine.

     2.   No Option or any part thereof shall vest:

          a) if the Participant does not fulfill Vesting Criteria as stipulated in the Award Confirmation; or

          b) if the Participant's employment is terminated by the Bank for Cause; or


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2 The original Section VIII (1) was as under:

         'The Options granted to the Participant may vest at one time or at various points of time as stipulated in the Award Confirmation. Provided, however, there shall be a minimum period of one year between the grant of Options and vesting of Options. Unless earlier vested, expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the third anniversary of the date of grant of Option'.

The said Section was amended pursuant to the Resolution of the Board passed at its Meeting held on April 30, 2004 based on the recommendation of the Board Governance & Remuneration Committee (Meeting held on April 29, 2004) as under:

         'The Options granted to the Participant may vest at one time or at various points of time as stipulated in the Award Confirmation. Provided, however, there shall be a minimum period of one year between the grant of Options and vesting of Options. Unless earlier vested, expired, forfeited or otherwise terminated, each Option shall expire in its entirety by such period as stipulated in the Award Confirmation or the fourth anniversary of the date of grant of Option, whichever is earlier, or such further or other period as the Committee may determine'.


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          3c)  if the Participant voluntarily terminates employment with the
               Bank and the options to the extent not vested shall lapse/expire and be forfeited forthwith, provided that this provision shall not be applicable to the employees of ICICI Bank who have resigned or who may resign from time to time to join companies, approved by the Board Governance & Remuneration Committee of ICICI Bank, that have been established or promoted or set up (whether solely or jointly with any other entity) by erstwhile ICICI Limited or ICICI Bank or its subsidiaries.

     3. If the Participant's employment terminates due to death or permanent disability, whole of the Options shall immediately vest in the Participant's Successors, or the Participant, as the case maybe.

     4. If the Participant's employment terminates due to retirement (including pursuant to any early / voluntary retirement scheme), the whole of the Options shall vest, on the expiry of one year from the date of grant of Options, in the Participant. Provided however that in the event of death or permanent disability of the Participant after retirement but before vesting of Options, the whole of the Options shall immediately vest in the Participant's Successors or the Participant as the case may be.

Section IX: Exercise Price

     The Exercise Price shall be determined by the Committee on the date the Option is granted and shall be reflected in the Award Confirmation. The method of payment of Exercise Price shall be, determined by the Committee (including by any one or more of the following methods of payment).

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3 The original Section VIII(2)(c) was as under:

         'if the Participant voluntarily terminates employment with the Bank other than on account of death, retirement, or permanent disability, and the options to the extent not already vested shall lapse and stand terminated and expired forthwith'.

which was amended as under pursuant to the Resolution passed by the Compensation Committee of the Bank at its Meeting held on April 26, 2001.

         'if the Participant voluntarily terminates employment with the Bank and the options to the extent not vested shall lapse/expire and be forfeited forthwith, provided that this provision shall not be applicable to the official who have or may join ICICI Limited or any of its subsidiaries.'

Pursuant to the Resolution passed by the Board Governance and Remuneration Committee of the Bank at its Meeting held on January 28, 2004, the said Section was further amended as under with retrospective effect from May 3, 2002, being the date on and from which the Scheme of Amalgamation of ICICI Limited, ICICI Capital Services Limited and ICICI Personal Financial Services Limited with ICICI Bank Limited came into effect:

'if the Participant voluntarily terminates employment with the Bank and the options to the extent not vested shall lapse/expire and be forfeited forthwith, provided that this provision shall not be applicable to the employees of ICICI Bank who have resigned or who may resign from time to time to join companies, approved by the Board Governance & Remuneration Committee of ICICI Bank, that have been established or promoted or set up (whether solely or jointly with any other entity) by erstwhile ICICI Limited or ICICI Bank or its subsidiaries.'


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     a.   Cash

     b.   Cheque

     c.   Promissory Note

     d.   Cash-less exercise programme

Section X: Exercise of Options

     1. Subject to vesting and other restrictions provided for hereunder or otherwise imposed in accordance herewith, the Participant or Participant's Successors, as the case may be, may exercise the Options by the payment of Exercise Price in full at such time as may be notified during the Exercise Period.

     2. Unless earlier exercised, expired, forfeited or otherwise terminated, each vested Option, if not exercised during the Exercise Period shall lapse and stand terminated and expired forthwith.

     3. If the Participant's employment is terminated by the Bank for the Cause the Participant's vested Options, to the extent then unexercised, shall thereupon cease to be exercisable and shall lapse and stand terminated and expired forthwith.

     4. If the Participant voluntarily terminates employment with the Company other than on account of death, retirement, or permanent disability, the vested Options, to the extent then unexercised, shall be exercised by the payment of Exercise Price in full within a period of three months from the date of termination, which period shall be deemed to be the Exercise Period.

     5. If the Participant's employment is terminated due to death, retirement (including pursuant to any early /voluntary retirement scheme) or permanent disability, the vested Option, shall be exercised by the payment of Exercise Price in full at such time as may be notified during the Exercise Period.

     6. Upon receipt of the notice for exercise of the Options (in the form prescribed) and the payment of Exercise Price in a form and manner as may be stipulated by the Committee, the Bank shall issue and allot Shares to the Participant.

Section XI: General Terms And Conditions

     1. The Committee may at any time amend, discontinue or terminate the Scheme or any part or portion thereof at any time. Provided that any such amendment, discontinuation or termination that would impair the rights of or is detrimental to the interests of the


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          Participant shall not, to that extent, be effective without the consent of the affected Participant.

     2. Participation in the Scheme shall not constitute or be construed as a guarantee by the Bank of return on the Shares of the Bank. Any loss/potential loss due to fluctuations in the market price of the Shares or on any other account whatsoever, and the risks associated with such investments will be that of the Participant alone and not of the Bank.

     3. This Scheme shall be subject to all applicable laws and such other terms and conditions, as may be stipulated by the Committee in its absolute discretion.

     4. In the event of issuance of bonus/rights shares, recapitalisation, stock split, reorganisation, merger, consolidation of the Bank or other similar events the number of Shares covered by each outstanding Option and the number of Shares, which have been authorised for issuance under the Scheme but as to which no Options have yet been granted or which have been returned to the Scheme upon the termination of Options as well as the Exercise Price shall be increased or decreased such that the rights of the Participant is substantially proportionate to the rights existing prior to such event and to ensure that there is no dilution or enlargement of the benefits available under the Scheme.

     5. The Committee may at any time waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Option theretofore granted, prospectively or retrospectively. Provided that any such waiver, amendment, alteration, suspension, discontinuation, cancellation or termination that would impair the rights of or is detrimental to the interests of the Participant shall not, to that extent be effective without the consent of the affected Participant.

     6. The employees shall maintain the utmost confidentiality regarding the contents of the Scheme and the benefits thereunder at all times and shall not make any announcement to the public or to any third Person regarding the arrangements contemplated by the Scheme and the benefits thereunder except to the extent as may be required by law.

     7. The Bank is entitled to and may, anytime at its discretion, finance the Participant in any manner to the extent permitted by law for the purpose of purchase of Shares or payment of any amount under the Scheme.

     8. The grant of an Option shall not be construed as giving a Participant the right to be retained in the employment of the Bank. Neither the Scheme nor Award Confirmation nor Vesting Confirmation shall form part of any contract of employment between the Bank and the Participant. The rights and obligations of the Participant under the terms of his office or employment with


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          the Bank shall not be affected by his participation in the Scheme.
          Nothing in the Scheme or any Award Confirmation or any Vesting Confirmation shall confer or be construed as affording a Participant any additional rights as to compensation or damages in consequences of the termination of such office or employment for any reason.

     9. No Participant or holder or beneficiary of any Option shall have any rights as a shareholder with respect to any Shares to be issued pursuant to the Scheme until he has become the holder of such Shares.

     10. The Shares issued pursuant to any Option shall rank pari passu with all the other equity shares of the Bank for the time being issued and outstanding, 4including payment of full dividend.

     11. Neither the Scheme nor the Option shall create or be construed to create a trust or a separate fund of any kind or a fiduciary relationship between the Bank and a Participant. To the extent that any Person acquires a right to receive payments from the Bank pursuant to any Option, such right shall be no greater than the right of any unsecured general creditor of the Bank.

     12. No fractional shares shall be issued or delivered pursuant to the Option, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares or whether such fractional shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

     13. No employee shall have any claim to be granted any Option, and there is no obligation on the part of the Bank for uniformity of treatment of employees or holders or beneficiaries of Options. The terms and conditions of Options need not be the same with respect to each Participant.

     14. No option shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant, except to the extent provided under the Scheme or by will or the laws of inheritance.

     15. Nothing contained in the Scheme shall prevent the Bank from adopting or continuing the current or other compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

     16. In the event of any tax liability arising on account of grant of the Options to a Participant, the liability shall be that of the Participant

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4 The Board of Directors of the Bank at its Meeting held on July 25, 2003, amended Section XI(10) as under:
After the words 'issued and outstanding' the following words 'including payment of full dividend.' were added.


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          alone and the Bank shall have the right to cause the Shares held by the Participant sold or otherwise alienated to meet the liability on behalf of the Participant. The Bank may, in its discretion, require the Participant to pay to the Bank at the time of exercise of any Option the amount that the Bank deems necessary to satisfy the Bank's obligation to withhold income or other taxes incurred by reason of such exercise.

     17. The Participant shall do all acts necessary and execute all such deeds and documents as may be deemed necessary by the Committee to give effect to the terms of the Scheme.

Section XII: Award Confirmation

     The grant of Options hereunder shall be evidenced by an Award Confirmation which shall be delivered to the Participant and shall specify the number of Options granted and the terms and conditions of the grant of Options and rules applicable thereto.

Section XIII: Vesting Confirmation

     The vesting of Options hereunder, shall be evidenced by a Vesting Confirmation which shall be delivered to the Participant and shall specify the number of Options vested and the terms and conditions of the vesting of Options and rules applicable thereto.

Section XIV: Effective and Expiry Dates

     This Scheme shall be effective as of the date of its approval by the shareholders of the Bank and expire on such date as may be notified by the Board of Directors of the Bank.

Section XV: Headings

     Headings are given to the Sections of the Scheme solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Scheme or any provision thereof.



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